EXHIBIT 10.1

LOAN AGREEMENT

This Loan Agreement, dated as of May 21, 2024, is entered into between BANK OF AMERICA, N.A. (the "Bank") and SOLITRON DEVICES, INC., a Delaware corporation (the "Borrower").

1. DEFINITIONS

In addition to the terms which are defined elsewhere in this Agreement, the following terms have the meanings indicated for the purposes of this Agreement:

1.1 "Beneficial Ownership Certification" means a certificate regarding beneficial ownership required by the Beneficial Ownership Regulation.

1.2 "Beneficial Ownership Regulation" means C.F.R. § 1010.230.

1.3 "Flood Insurance Laws" means, collectively, (a) the National Flood Insurance Act of 1968, (b) the Flood Disaster Protection Act of 1973, and (c) the National Flood Insurance Reform Act of 1994, and any regulations promulgated pursuant thereto, each as amended and together with any successor law of such type.

1.4 "Guarantor" means Micro Engineering, Inc., a Florida corporation.

1.5 "Land" means the land described in and encumbered by the Mortgage.

1.6 "Mortgage" means that certain Mortgage, Assignment of Rents, Security Agreement and Fixture Filing (as amended or restated from time to time), dated as of May 21, 2024, given by the Guarantor to the Bank, encumbering the Mortgaged Property, to be recorded in the Official Public Records of Orange County, Florida.

1.7 "Mortgaged Property" means the real property and other property of the Guarantor encumbered by the Mortgage, as more particularly described in the Mortgage.

1.8 "Obligor" means Borrower, Guarantor or the pledgor of collateral.

2. $1,400,000.00 TERM LOAN

2.1 Loan Amount.

The Borrower shall be entitled to borrow from the Lender an amount not exceeding One Million Four Hundred Thousand and 00/100 Dollars ($1,400,000.00) (the "Loan") at all times subject to the terms and conditions set forth herein. The Loan shall be evidenced by a Promissory Note (as amended, extended or renewed from time to time, the "Note") of even date herewith executed by the Borrower in favor of the Bank in the original principal amount of One Million Four Hundred Thousand and 00/100 Dollars ($1,400,000.00). The Note is expressly NOT incorporated herein pursuant to Section 201.08(6), Florida Statues and Rules 12B-4.052(6)(b) and (12)(g), Florida Administrative Code.

2.2 Availability Period.

The Borrower shall be entitled to a single advance in the amount of the Note between the date hereof and May 24, 2024

2.3 Payments and Interest.

The Note shall bear interest at the rate set forth in the Note and shall be payable as set forth in the Note.

3. COLLATERAL

Mortgaged Property.

The obligations of the Borrower under the Note will be secured by a lien on the Mortgaged Property more particularly described in the Mortgage.

The Bank's lien on the Mortgaged Property shall be subject only to such liens and encumbrances as the Bank shall permit.

4. LOAN ADMINISTRATION AND FEES

4.1 Fees.

The Borrower will pay to the Bank the fees set forth on Exhibit "A".

4.2 Collection of Payments.

(a)

Payments will be made by debit to a deposit account, if direct debit is provided for in this Agreement or is otherwise authorized by the Borrower. For payments not made by direct debit, payments will be made by mail to the address shown on the Borrower's statement, or by such other method as may be permitted by the Bank.

(b)

Each disbursement by the Bank and each payment by the Borrower will be evidenced by records kept by the Bank which will, absent manifest error, be conclusively presumed to be correct and accurate and constitute an account stated between the Borrower and the Bank.

4.3 Borrower's Instructions.

Subject to the terms, conditions and procedures stated elsewhere in this Agreement, the Bank may honor instructions for advances or repayments and any other instructions under the Note given by any one of the individuals the Bank reasonably believes is authorized to sign loan agreements on behalf of the Borrower, or any other individual(s) designated by any one of such authorized signers (each an "Authorized Individual"). The Bank may honor any such instructions made by any one of the Authorized Individuals, whether such instructions are given in writing or by telephone, telefax or Internet and Intranet websites designated by the Bank with respect to separate products or services offered by the Bank.

4.4 Direct Debit with ACH Debit.

(a)

The Borrower agrees that on the due date of any amount due under the Note or this Agreement, the Bank will debit the amount due from deposit account number 898126353513 with the Bank owned by the Guarantor (the "Designated Account"). Should there be insufficient funds in the Designated Account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by the Borrower.

(b)

The Borrower may terminate this direct debit arrangement at any time by sending written notice to the Bank at the address specified at the end of this Agreement. If the Borrower terminates this arrangement, then the principal amount outstanding under the applicable Note will at the option of the Bank bear interest at a rate per annum which is one percentage point (1.0%) higher than the rate of interest otherwise provided under the applicable Note.

4.5 Banking Days.

Unless otherwise provided in this Agreement, a banking day is a day other than a Saturday, Sunday or other day on which commercial banks are authorized to close, or are in fact closed, in the state where the Bank's lending office is located, and, if such day relates to amounts bearing interest at a Reference Rate, in New York City. All payments and disbursements which would be due on a day which is not a banking day will be due on the next banking day.

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4.6 Interest Calculation.

Except as otherwise stated in the Note or this Agreement, all interest and fees, if any, will be computed on the basis of a 360-day year and the actual number of days elapsed. This results in more interest or a higher fee than if a 365-day year is used. Installments of principal which are not paid when due under this Agreement shall continue to bear interest until paid.

4.7 Default Rate.

Automatically upon the occurrence any Event of Default, all amounts owing under the Note and this Agreement, including any unpaid interest, fees or costs, will at the option of the Bank bear interest at a rate which is six percentage points (6.0%) higher than the rate of interest otherwise provided under the Note. This may result in compounding of interest. This will not constitute a waiver of any Event of Default.

5. CONDITIONS

Before the Bank is required to extend any credit to the Borrower under the Note or this Agreement, it must receive any documents and other items it may reasonably require, in form and content acceptable to the Bank, including any items specifically listed below.

5.1 Authorizations.

Evidence that the execution, delivery and performance by the Borrower and the Guarantor, as applicable, of this Agreement and/or any instrument or agreement required under this Agreement have been duly authorized.

5.2 Governing Documents.

A copy of Borrower's and Guarantor's organizational documents.

5.3 Mortgage.

Signed original Mortgage covering the Mortgaged Property which the Bank requires.

5.4 Guaranty

Guaranty Agreement signed by the Guarantor.

5.5 Perfection and Evidence of Priority.

Evidence that the security interests and liens in favor of the Bank are valid, enforceable, properly perfected in a manner acceptable to the Bank and prior to all others' rights and interests, except those the Bank consents to in writing.

5.6 Payment of Fees.

Payment of all fees and other amounts due and owing to the Bank, including without limitation payment of all accrued and unpaid expenses incurred by the Bank as required by the paragraph entitled "Expenses."

5.7 Good Standing.

Certificates of good standing for Borrower from its state of formation and from any other state in which Borrower is required to qualify to conduct its business.

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5.8 Insurance.

Evidence of insurance coverage, as required in the "Covenants" section of this Agreement.

5.9 Title Insurance.

An ALTA lender's title insurance policy (on a form acceptable to the Bank and from a title company acceptable to the Bank), for One Million Four Hundred Thousand ($1,400,000.00) insuring the Bank's interest in the Mortgaged Property, with only such exceptions as may be approved by the Bank and together with such endorsements as the Bank may require

5.10 Environmental Assessment.

If required by the Bank, a completed Phase I environmental site assessment prepared by a qualified third party consultant approved by the Bank, disclosing any potential toxic or hazardous condition with respect to the Mortgaged Property, acceptable to the Bank and its consultant, together with a certification signed by the Borrower regarding the environmental information provided to the Bank.

5.11 Know Your Customer Information.

(i)

Upon the request of the Bank, the Borrower shall have provided to the Bank, and the Bank shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable "know your customer" and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act.

(ii)	Any Borrower that qualifies as a "legal entity customer" under the Beneficial Ownership Regulation shall deliver, to the Bank, a Beneficial Ownership Certification in relation to such Borrower

6. REPRESENTATIONS AND WARRANTIES

When the Borrower signs this Agreement, and until the Bank is repaid in full, the Borrower makes the following representations and warranties. Each request for an extension of credit constitutes a renewal of these representations and warranties as of the date of the request:

6.1 Formation.

The Borrower is duly formed and existing under the laws of the state or other jurisdiction where organized.

6.2 Authorization.

This Agreement, and any instrument or agreement required under this Agreement, are within the Borrower's powers, have been duly authorized, and do not conflict with any of its organizational papers.

6.3 Beneficial Ownership Certification.

The information included in the Beneficial Ownership Certification most recently provided to the Bank, if applicable, is true and correct in all respects.

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6.4 Good Standing.

In each state in which the Borrower does business, it is properly licensed, in good standing, and, where required, in compliance with fictitious name (e.g. trade name or d/b/a) statutes.

6.5 Government Sanctions.

(a)

The Borrower represents that no Obligor, nor any affiliated entities of any Obligor, including in the case of any Obligor that is not a natural person, subsidiaries nor, to the knowledge of the Borrower, any owner, trustee, director, officer, employee, agent, affiliate or representative of the Borrower or any other Obligor is an individual or entity (Person") currently the subject of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of Treasury's Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty's Treasury, or other relevant sanctions authority (collectively, "Sanctions"), nor is the Borrower or any other Obligor located, organized or resident in a country or territory that is the subject of Sanctions.

(b)

The Borrower represents and covenants that it will not, directly or indirectly, use the proceeds of the credit provided under this Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

6.6 Financial Information.

All financial and other information that has been or will be supplied to the Bank is sufficiently complete to give the Bank accurate knowledge of the Borrower's (and any other Obligor's) financial condition, including all material contingent liabilities. Since the date of the most recent financial statement provided to the Bank, there has been no material adverse change in the business condition (financial or otherwise), operations, properties or prospects of the Borrower (or any other Obligor). If the Borrower is comprised of the trustees of a trust, the above representations shall also pertain to the trustor(s) of the trust.

6.7 Lawsuits.

There is no lawsuit, tax claim or other dispute pending or threatened against the Borrower or any other Obligor which, if lost, would impair the Borrower's or such Obligor's financial condition or ability to repay its obligations as contemplated by this Agreement or any other agreement contemplated hereby, except as have been disclosed in writing to the Bank prior to the date of this Agreement.

6.8 Other Obligations.

The Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation, except as have been disclosed in writing to the Bank prior to the date of this Agreement.

6.9 Tax Matters.

The Borrower has no knowledge of any pending assessments or adjustments of income tax for any year and all taxes due have been paid, except as have been disclosed in writing to the Bank prior to the date of this Agreement.

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6.10 PACE Financing.

The Borrower has not entered into any Property Assessed Clean Energy ("PACE") or similar energy efficiency or renewable energy financing and has no knowledge of any pending assessments or adjustments in connection therewith.

6.11 Collateral.

All collateral required in this Agreement is owned by the grantor of the security interest free of any title defects or any liens or interests of others, except those which have been approved by the Bank in writing.

6.12 No Event of Default.

There is no event which is, or with notice or lapse of time or both would be, an Event of Default under this Agreement and/or the Note.

6.13 Location of Borrower.

The place of business of the Borrower (or, if Borrower has more than one place of business, its chief executive office) is located at the address listed on the signature page of this Agreement.

6.14 ERISA Plans.

(a)

Each Plan (other than a multiemployer plan) is in compliance in all material respects with ERISA, the Code and other federal or state law, including all applicable minimum funding standards and there have been no prohibited transactions with respect to any Plan (other than a multiemployer plan), which has resulted or could reasonably be expected to result in a material adverse effect.

(b)	With respect to any Plan subject to Title IV of ERISA:

(i)	No reportable event has occurred under Section 4043(c) of ERISA which requires notice.

(ii)	No action by the Borrower or any ERISA Affiliate to terminate or withdraw from any Plan has been taken and no notice of intent to terminate a Plan has been filed under Section 4041 or 4042 of ERISA.

(c)	The following terms have the meanings indicated for purposes of this Agreement:

(i)	"Code" means the Internal Revenue Code of 1986, as amended.

(ii)	"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

(iii)	"ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code.

(iv)

"Plan" means a plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, including any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA.

6.15 No Plan Assets.

The Borrower represents that, as of the date hereof and throughout the term of this Agreement, no Borrower or Guarantor, if any, is (1) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (2) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986 (the "Code"); (3) an entity deemed to hold "plan assets" of any such plans or accounts for purposes of ERISA or the Code; or (4) a "governmental plan" within the meaning of ERISA.

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6.16 Enforceable Agreement.

This Agreement is a legal, valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, and any instrument or agreement required under this Agreement, when executed and delivered, will be similarly legal, valid, binding and enforceable.

6.17 No Conflicts.

This Agreement does not conflict with any law, agreement, or obligation by which the Borrower or any other Obligor is bound.

6.18 Permits, Franchises.

The Borrower possesses all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade name rights, patent rights, copyrights, and fictitious name rights necessary to enable it to conduct the business in which it is now engaged.

6.19 Insurance.

The Borrower has obtained, and maintained in effect, the insurance coverage required in the "Covenants" section of this Agreement.

6.20 Flood Zone.

None of the Improvements are located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards, or, if any portion of the Improvements is located within such area, the Borrower or other applicable Obligor has obtained the insurance prescribed herein.

For the purposes of this paragraph, "Improvements" means all on-site and off-site improvements to the Land for a structure located on the Land, together with all fixtures, tenant improvements and appurtenances now or later to be located on the Land and/or in such improvements.

7. COVENANTS

The Borrower agrees, so long as credit is available under this Agreement and until the Bank is repaid in full, the Borrower shall:

7.1 Use of Proceeds.

The Borrower shall use the proceeds of the Note to finance the Guarantor's purchase of the Mortgaged Property.

7.2 Financial Information.

To provide financial statements and other information in form and content acceptable to the Bank relating to the affairs of the Borrower and any guarantor as requested by the Bank from time to time.

7.3 Bank as Principal Depository.

To maintain the Bank or one of its affiliates as its principal depository bank, including for the maintenance of business, cash management, operating and administrative deposit accounts.

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7.4 Other Debts.

Not to have outstanding or incur any direct or contingent liabilities or lease obligations (other than those to the Bank or to any affiliate of the Bank), or become liable for the liabilities of others, without the Bank's written consent. This does not prohibit:

(a)	Acquiring goods, supplies, or merchandise on normal trade credit.

(b)	Liabilities, lines of credit and leases in existence on the date of this Agreement disclosed in writing to the Bank in the Borrower's most recent financial statement.

7.5 Other Liens.

Not to create, assume, or allow any security interest or lien (including judicial liens) on property the Borrower now or later owns without the Bank's written consent. This does not prohibit:

(a)	Liens and security interests in favor of the Bank or any affiliate of the Bank.

(b)	Liens for taxes not yet due.

(c)	Liens outstanding on the date of this Agreement disclosed in writing to the Bank.

7.6 Maintenance of Assets.

(a)	Not to sell, assign, lease, transfer or otherwise dispose of any part of the Borrower's business or the Borrower's assets except inventory sold in the ordinary course of the Borrower's business.

(b)	Not to sell, assign, lease, transfer or otherwise dispose of any assets for less than fair market value, or enter into any agreement to do so.

(c)	Not to enter into any sale and leaseback agreement covering any of its fixed assets.

(d)	To maintain and preserve all rights, privileges, and franchises the Borrower now has.

(e)	To make any repairs, renewals, or replacements to keep the Borrower's properties in good working condition.

(f)	To execute and deliver such documents as the Bank deems necessary to create, perfect and continue the security interests contemplated by this Agreement.

7.7 Investments.

Not to have any existing, or make any new, investments in any individual or entity, or make any capital contributions or other transfers of assets to any individual or entity, except for:

(a)	Existing investments disclosed to the Bank in writing prior to the date of this Agreement.

(b)	Investments in any of the following:

(I)	certificates of deposit;

(ii)	U.S. treasury bills and other obligations of the federal government;

(iii)	readily marketable securities (including commercial paper, but excluding restricted stock and stock subject to the provisions of Rule 144 of the Securities and Exchange Commission).

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7.8 Loans.

Not to make any loans, advances or other extensions of credit to any individual or entity, except for:

(a)	Existing extensions of credit disclosed to the Bank in writing prior to the date of this Agreement.

(b)	Extensions of credit to the Borrower's current subsidiaries or affiliates.

(c)	Extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business to non-affiliated entities.

7.9 Change of Management.

Not to make any substantial change in the present executive or senior management personnel of the Borrower without the Bank's written consent, which shall not be unreasonably withheld.

7.10 Change of Ownership.

Not to cause, permit, or suffer any change in capital ownership such that there is a change of more than twenty-five percent (25.0%) in the direct or indirect capital ownership of the Borrower.

7.11 Additional Negative Covenants.

Not to, without the Bank's written consent, which shall not be unreasonably withheld:

(a)	Enter into any consolidation, merger, or other combination, or become a partner in a partnership, a member of a joint venture, or a member of a limited liability company.

(b)	Acquire or purchase a business or its assets.

(c)	Engage in any business activities substantially different from the Borrower's present business.

(d)	Liquidate or dissolve any Obligor's business.

(e)	Apply for or accept any PACE or similar energy efficiency or renewable energy financing.

(f)

With respect to any Obligor which is a business entity, adopt a plan of division or divide itself into two or more business entities (pursuant to a "plan of division" under Section 18-217 of the Delaware Limited Liability Company Act or a similar arrangement under any other applicable state statute).

7.12     Notices to Bank.

To promptly notify the Bank in writing of:

(a)	Any Event of Default under this Agreement, or any event which, with notice or lapse of time or both, would constitute an Event of Default.

(b)

Any change in any Obligor's name, legal structure, principal residence, or name on any driver's license or special identification card issued by any state (for an individual), state of registration (for a registered entity), place of business, or chief executive office if the Obligor has more than one place of business.

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7.13 Insurance.

(a)

General Business Insurance. To maintain insurance satisfactory to the Bank as to amount, nature and carrier covering property damage (including loss of use and occupancy) to any of the Obligor's properties, business interruption insurance, public liability insurance including coverage for contractual liability, product liability and workers' compensation, and any other insurance which is usual for such Obligor's business. Each policy shall include a cancellation clause in favor of the Bank.

(b)

Insurance Covering Collateral. To maintain all risk property damage insurance policies (including without limitation windstorm coverage, flood coverage, and hurricane coverage as applicable) covering the tangible property comprising the collateral. Each insurance policy must be for the full replacement cost of the collateral and include a replacement cost endorsement. The insurance must be issued by an insurance company acceptable to the Bank and must include a lender's loss payable endorsement in favor of the Bank in a form acceptable to the Bank.

(c)	Evidence of Insurance. Upon the request of the Bank, to deliver to the Bank a copy of each insurance policy, or, if permitted by the Bank, a certificate of insurance listing all insurance in force.

7.14 Books and Records.

To maintain adequate books and records, including complete and accurate records regarding all Collateral.

7.15 Audits.

To allow the Bank and its agents to inspect the Borrower's properties and examine, audit, and make copies of books and records at any time. If any of the Borrower's properties, books or records are in the possession of a third party, the Borrower authorizes that third party to permit the Bank or its agents to have access to perform inspections or audits and to respond to the Bank's requests for information concerning such properties, books and records.

7.16 Perfection of Liens.

To help the Bank perfect and protect its security interests and liens, and reimburse it for related costs it incurs to protect its security interests and liens.

7.17 Cooperation.

To take any action reasonably requested by the Bank to carry out the intent of this Agreement.

7.18 Patriot Act: Beneficial Ownership Regulation.

Promptly following any request therefor, to provide information and documentation reasonably requested by the Bank for purposes of compliance with applicable "know your customer" and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation.

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7.19 Flood and Other Insurance.

If at any time any portion of any structure on the Property is insurable against casualty by flood and is located in a Special Flood Hazard Area under the Flood Insurance Laws, as amended, a flood insurance policy on the structure and the personal property owned by the Borrower or other applicable Obligor located within the structure and acting as collateral under this Agreement, in form and amount acceptable to the Bank but in no amount less than the amount sufficient to meet the requirements of the Flood Insurance Laws as such requirements may from time to time be in effect. In addition, the Borrower and such Obligor shall maintain such other insurance as the Bank may require to comply with the Bank's regular requirements and practices in similar transactions, which may include earthquake insurance and insurance covering acts of terrorism.

For the purposes of this paragraph, "Property" means the real and personal property conveyed and encumbered by the Mortgage.

7.20 Inspections and Appraisals of Mortgaged Property.

To cause the Guarantor to allow the Bank and its agents to visit the Mortgaged Property at any reasonable time for the purpose of inspecting the Mortgaged Property and conducting appraisals, and deliver to the Bank any financial or other information concerning the Mortgage Property as the Bank may request.

7.21 Use or Leasing of the Mortgaged Property.

To occupy the real property collateral for the conduct of its regular business. Neither Borrower nor Guarantor will change its intended use of the real property without the Bank's prior written approval.

7.22 Indemnity Regarding Use of Mortgaged Property.

To indemnify, defend with counsel acceptable to the Bank, and hold the Bank harmless from and against all liabilities, claims, actions, damages, costs and expenses (including all legal fees and expenses of Bank's counsel) arising out of or resulting from the construction of any improvements on the Mortgaged Property, or the ownership, operation, or use of the Mortgaged Property, whether such claims are based on theories of derivative liability, comparative negligence or otherwise. The Borrower's obligations to the Bank under this Paragraph shall survive termination of this Agreement and repayment of the Borrower's obligations to the Bank under this Agreement, and shall also survive as unsecured obligations after any acquisition by the Bank of the Mortgaged Property collateral or any part of it by foreclosure or any other means.

8. HAZARDOUS SUBSTANCES.

8.1 Indemnity Regarding Hazardous Substances.

The Borrower agrees to indemnify and hold the Bank harmless from and against all liabilities, claims, actions, foreseeable and unforeseeable consequential damages, costs and expenses (including sums paid in settlement of claims and all consultant, expert and legal fees and expenses of the Bank's counsel) or loss directly or indirectly arising out of or resulting from any of the following:

(a)

Any hazardous substance being present at any time, whether before, during or after any construction, in or around any part of the Mortgaged Property, or in the soil, groundwater or soil vapor on or under the Mortgaged Property, including those incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work, or any resulting damages or injuries to the person or property of any third parties or to any natural resources.

(b)

Any use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance. This indemnity will apply whether the hazardous substance is on, under or about any of the Borrower's property or operations or property leased to the Borrower, whether or not the property has been taken by the Bank as collateral.

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Upon demand by the Bank, the Borrower will defend any investigation, action or proceeding alleging the presence of any hazardous substance in any such location, which affects the Mortgaged Property or which is brought or commenced against the Bank, whether alone or together with the Borrower or any other person, all at the Borrower's own cost and by counsel to be approved by the Bank in the exercise of its reasonable judgment. In the alternative, the Bank may elect to conduct its own defense at the expense of the Borrower. The Borrower's obligations to the Bank under this Article, except the obligation to give notices to the Bank, shall survive termination of this Agreement, repayment of the Borrower's obligations to the Bank under this Agreement, and foreclosure of the Mortgage encumbering the Mortgaged Property.

8.2 Representation and Warranty Regarding Hazardous Substances.

Before signing this Agreement, Borrower researched and inquired into the previous uses and ownership of the Mortgaged Property. Based on that due diligence, Borrower represents and warrants that to the best of its knowledge, no hazardous substance has been disposed of or released or otherwise exists in, on, under or onto the Mortgaged Property in quantities which violate applicable Environmental Laws, as defined in Section 8.3 below, except as Borrower has disclosed to the Bank in writing.

8.3 Compliance Regarding Hazardous Substances.

Borrower has complied, and will comply and cause all occupants of the Mortgaged Property to comply, with all current and future applicable laws, regulations and ordinances or other requirements of any governmental authority relating to or imposing liability or standards of conduct concerning protection of health or the environment or hazardous substances ("Environmental Laws"). The Borrower shall promptly, at the Borrower's sole cost and expense, take all reasonable actions with respect to any hazardous substances or other environmental condition at, on, or under the Mortgaged Property necessary to (i) comply with all applicable Environmental Laws; (ii) allow continued use, occupation or operation of the Mortgaged Property; or (iii) maintain the fair market value of the Mortgaged Property. The Borrower acknowledges that hazardous substances may permanently and materially impair the value and use of the Mortgaged Property.

8.4 Notices Regarding Hazardous Substances.

Until full repayment of the Loan, Borrower will promptly notify the Bank in writing if it knows, suspects or believes there may be any hazardous substance in or around the Mortgaged Property, or in the soil, groundwater or soil vapor on or under the Mortgaged Property in quantities which violate applicable Environmental Laws, or that any Borrower or the Mortgaged Property may be subject to any threatened or pending investigation by any governmental agency under any current or future law, regulation or ordinance pertaining to any hazardous substance.

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8.5 Site Visits, Observations and Testing.

The Bank and its agents and representatives will have the right at any reasonable time, after giving reasonable notice to the Borrower, to enter and visit the Mortgaged Property and any other locations where any personal property collateral securing this Agreement is located, for the purposes of observing the Mortgaged Property and the personal property collateral, taking and removing environmental samples, and conducting tests on any part of the Mortgaged Property. The Borrower shall reimburse the Bank on demand for the costs of any such environmental investigation and testing; provided, however, that the Borrower shall not be required to reimburse the Bank for such testing more than once in any 12-month period unless: (a) an Event of Default has occurred, or (b) the Bank has a reasonable belief that there has been a material adverse change on the Mortgaged Property as a result of a violation of any applicable Environmental Law, or due to the presence of any hazardous substance on the Mortgaged Property. The Bank will make reasonable efforts during any site visit, observation or testing conducted pursuant to this paragraph to avoid interfering with the Borrower's use of the Mortgaged Property and the personal property collateral. The Bank is under no duty, however, to visit or observe the Mortgaged Property or the personal property collateral or to conduct tests, and any such acts by the Bank will be solely for the purposes of protecting the Bank's security and preserving the Bank's rights under this Agreement. No site visit, observation or testing or any report or findings made as a result thereof ("Environmental Report") (i) will result in a waiver of any Event of Default of the Borrower; (ii) impose any liability on the Bank; or (iii) be a representation or warranty of any kind regarding the Mortgaged Property or the personal property collateral (including its condition or value or compliance with any laws) or the Environmental Report (including its accuracy or completeness). In the event the Bank has a duty or obligation under applicable laws, regulations or other requirements to disclose an Environmental Report to the Borrower or any other party, the Borrower authorizes the Bank to make such a disclosure. The Bank may also disclose an Environmental Report to any regulatory authority, and to any other parties as necessary or appropriate in the Bank's judgment. The Borrower further understands and agrees that any Environmental Report or other information regarding a site visit, observation or testing that is disclosed to the Borrower by the Bank or its agents and representatives is to be evaluated (including any reporting or other disclosure obligations of the Borrower) by the Borrower without advice or assistance from the Bank.

8.6 Definition of Hazardous Substance.

"Hazardous substance" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," or "contaminant" or a similar designation or regulation under any current or future federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including without limitation petroleum or natural gas.

9. DEFAULT AND REMEDIES

If any of the following events (each, an "Event of Default") occurs, the Bank may do one or more of the following without prior notice except as required by law or expressly agreed in writing by Bank: declare the Borrower in default, stop making any additional credit available to the Borrower, and require the Borrower to repay its entire debt immediately. If an event which, with notice or the passage of time, will constitute an Event of Default has occurred and is continuing, the Bank has no obligation to make advances or extend additional credit under this Agreement. In addition, if any Event of Default occurs, the Bank shall have all rights, powers and remedies available under any instruments and agreements required by or executed in connection with this Agreement, as well as all rights and remedies available at law or in equity. If an Event of Default occurs under the paragraph entitled "Bankruptcy/Receivers," below with respect to any Obligor, then the entire debt outstanding under this Agreement will automatically be due immediately.

9.1 Failure to Pay.

The Borrower fails to make a payment under this Agreement and/or the Note within five (5) days after the date when due.

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9.2 Other Bank Agreements.

(a)

(i) Any default occurs under any other document executed or delivered in connection with the Note or this Agreement, including without limitation, any guaranty, mortgage or other collateral agreement, (ii) any Obligor purports to revoke or disavow any guaranty or collateral agreement provided in connection with this Agreement; (iii) any representation or warranty made by any Obligor is false in any material respect when made or deemed to be made; or (iv) any default occurs under any other agreement the Borrower (or any Obligor) has with the Bank or any affiliate of the Bank.

(b)

If, in the Bank's opinion, any breach under subparagraph (a)(i) or (a)(iv) above is capable of being remedied but the applicable document does not provide a cure or remedy period, the breach will not be considered an event of default under this Agreement for a period of thirty (30) days after earlier of (x) the date that the Borrower knew or should have known of the default, and (y) the date on which the Bank gives written notice of the default to the Borrower.

9.3 Cross-default.

Any default occurs under any agreement in connection with any credit any Obligor has obtained from anyone else or which any Obligor has guaranteed beyond any applicable notice and/or grace period.

9.4 False Information.

The Borrower or any other Obligor has given the Bank materially false or misleading information or representations.

9.5 Bankruptcy/Receivers.

Any Obligor or any general partner of any Obligor files a bankruptcy petition, a bankruptcy petition is filed against any of the foregoing parties, or any Obligor, or any general partner of any Obligor makes a general assignment for the benefit of creditors; or a receiver or similar official is appointed for a substantial portion of any Obligor's business; or the business is terminated, or such Obligor is liquidated or dissolved.

9.6 Lien Priority.

The Bank fails to have an enforceable first lien (except for any prior liens to which the Bank has consented in writing) on or security interest in any property given as security for this Agreement (or any guaranty).

9.7 Judgments.

Any judgments or arbitration awards are entered against any Obligor in an aggregate amount of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) or more.

9.8 Material Adverse Change.

A material adverse change occurs, or is reasonably likely to occur, in any Obligor's business condition (financial or otherwise), operations or properties, or ability to repay its obligations as contemplated hereunder or under any document executed in connection with this Agreement.

9.9 Government Action.

Any government authority takes action that the Bank reasonably believes materially adversely affects any Obligor's financial condition or ability to repay.

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9.10 ERISA Plans.

A reportable event occurs under Section 4043(c) of ERISA, or any Plan termination (or commencement of proceedings to terminate a Plan) or the full or partial withdrawal from a Plan under Section 4041 or 4042 of ERISA occurs; provided such event or events could reasonably be expected, in the judgment of the Bank, to have a material adverse effect.

9.11 Covenants.

Any default in the performance of or compliance with any obligation, agreement or other provision contained in this Agreement (other than those specifically described as an Event of Default in this Article), and with respect to any such default that by its nature can be cured, such default shall continue for a period of thirty (30) days from its occurrence.

9.12 Forfeiture.

A judicial or nonjudicial forfeiture or seizure proceeding is commenced by a government authority and remains pending with respect to any property of Borrower or any part thereof, on the grounds that the property or any part thereof had been used to commit or facilitate the commission of a criminal offense by any person, including any tenant, pursuant to any law, including under the Controlled Substances Act or the Civil Asset Forfeiture Reform Act, regardless of whether or not the property shall become subject to forfeiture or seizure in connection therewith.

10. ENFORCING THIS AGREEMENT; MISCELLANEOUS

10.1 GAAP.

Except as otherwise stated in this Agreement, all financial information provided to the Bank and all financial covenants will be made under generally accepted accounting principles, consistently applied.

10.2 Accounting Principles and Financial Computations.

Except as otherwise stated in this Agreement, all financial information provided to the Bank and all financial covenants will be made under generally accepted accounting principles, consistently applied.

10.3 Governing Law.

Except to the extent that any law of the United States may apply, this Agreement shall be governed and interpreted according to the laws of the State of Florida (the "Governing Law State"), without regard to any choice of law, rules or principles to the contrary. Nothing in this paragraph shall be construed to limit or otherwise affect any rights or remedies of the Bank under federal law.

10.4 Venue and Jurisdiction.

The Borrower agrees that any action or suit against the Bank arising out of or relating to this Agreement shall be filed in federal court or state court located in the Governing Law State. The Borrower agrees that the Bank shall not be deemed to have waived its rights to enforce this section by filing an action or suit against the Borrower or any Obligor in a venue outside of the Governing Law State. If the Bank does commence an action or suit arising out of or relating to this Agreement, the Borrower agrees that the case may be filed in federal court or state court in the Governing Law State. The Bank reserves the right to commence an action or suit in any other jurisdiction where any Borrower, any other Obligor, or any Collateral has any presence or is located. The Borrower consents to personal jurisdiction and venue in such forum selected by the Bank and waives any right to contest jurisdiction and venue and the convenience of any such forum. The provisions of this section are material inducements to the Bank's acceptance of this Agreement.

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10.5 Successors and Assigns.

This Agreement is binding on the Borrower's and the Bank's successors and assignees. The Borrower agrees that it may not assign this Agreement without the Bank's prior consent. The Bank may sell participations in or assign this loan and the related loan documents, and may exchange information about the Borrower and any other Obligor (including, without limitation, any information regarding any hazardous substances) with actual or potential participants or assignees. If a participation is sold or the loan is assigned, the purchaser will have the right of set-off against the Borrower.

10.6 Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER DOCUMENTS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION AND (c) CERTIFIES THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE.

10.7 Waiver of Class Actions.

The terms "Claim" or "Claims" refer to any disputes, controversies, claims, counterclaims, allegations of liability, theories of damage, or defenses between Bank of America, N.A., its subsidiaries and affiliates, on the one hand, and the other parties to this Agreement, on the other hand (all of the foregoing each being referred to as a "Party" and collectively as the "Parties"). Whether in state court, federal court, or any other venue, jurisdiction, or before any tribunal, the Parties agree that all aspects of litigation and trial of any Claim will take place without resort to any form of class or representative action. Thus the Parties may only bring Claims against each other in an individual capacity and waive any right they may have to do so as a class representative or a class member in a class or representative action. THIS CLASS ACTION WAIVER PRECLUDES ANY PARTY FROM PARTICIPATING IN OR BEING REPRESENTED IN ANY CLASS OR REPRESENTATIVE ACTION REGARDING A CLAIM.

10.8 Severabilitv; Waivers.

If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced. The Bank retains all rights, even if it makes a loan after an Event of Default. If the Bank waives an Event of Default, it may enforce a later Event of Default. Any consent or waiver under this Agreement must be in writing.

10.9 Expenses.

(a)

The Borrower shall pay to the Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees, expended or incurred by the Bank in connection with (i) the negotiation and preparation of the Notes, this Agreement and any related agreements, the Bank's continued administration of the Notes, this Agreement and such related agreements, and the preparation of any amendments and waivers related to the Notes, this Agreement or such related agreements, (ii) filing, recording and search fees, appraisal fees, field examination fees, title report fees, and documentation fees with respect to any collateral and books and records of Borrower or any Obligor, (iii) the Bank's costs or losses arising from any changes in law which are allocated to the Notes, this Agreement or any credit outstanding under this Agreement, and (iv) costs or expenses required to be paid by Borrower or any Obligor that are paid, incurred or advanced by the Bank.

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(b)

Borrower will, jointly and severally, indemnify and hold the Bank harmless from any loss, liability, damages, judgments, and costs of any kind relating to or arising directly or indirectly out of (i) the Notes, this Agreement or any document required hereunder, (ii) any credit extended or committed by the Bank to Borrower hereunder, and (iii) any litigation or proceeding related to or arising out of the Notes, this Agreement, any such document, or any such credit, including, without limitation, any act resulting from the Bank complying with instructions the Bank reasonably believes are made by any Authorized Individual. This paragraph will survive this Agreement's termination, and will benefit the Bank and its officers, employees, and agents.

(c)

Borrower shall reimburse the Bank for any reasonable costs and attorneys' fees incurred by the Bank in connection with (i) the enforcement or preservation of the Bank's rights and remedies and/or the collection of any obligations of Borrower which become due to the Bank and in connection with any "workout" or restructuring, and (ii) the prosecution or defense of any action in any way related to the Note, this Agreement, the credit provided hereunder or any related agreements, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by the Bank or any other person) relating to Borrower or any other person or entity.

10.10 Set-Off.

(a)

In addition to any rights and remedies of the Bank provided by law, upon the occurrence and during the continuance of any Event of Default under this Agreement, the Bank is authorized, at any time, to set off and apply any and all Deposits of Borrower or any Obligor (other than Deposit held in the Government Payment Account) held by the Bank or its affiliates against any and all Obligations owing to the Bank. The set-off may be made irrespective of whether or not the Bank shall have made demand under this Agreement or any guaranty, and although such Obligations may be contingent or unmetered or denominated in a currency different from that of the applicable Deposits and without regard for the availability or adequacy of other collateral. Any Deposits may be converted, sold or otherwise liquidated at prevailing market prices in order to effect such set-off.

(b)

The set-off may be made without prior notice to the Borrower or any other party, any such notice being waived by Borrower (on its own behalf and on behalf of each Obligor) to the fullest extent permitted by law. The Bank agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

(c)

 For the purposes of this paragraph, "Deposits" means any deposits (general or special, time or demand, provisional or final, individual or joint) as well as any money, instruments, securities, credits, claims, demands, income or other property, rights or interests owned by Borrower or any Obligor which come into the possession or custody or under the control of the Bank or its affiliates, but specifically excludes any amounts held in the Government Payments Account. "Obligations" means all obligations, now or hereafter existing, of Borrower to the Bank under this Agreement and under any other agreement or instrument executed in connection with this Agreement, and the obligations to the Bank of any Obligor.

10.11 One Agreement.

This Agreement, the Note and any related security or other agreements required by this Agreement constitute the entire agreement between Borrower and the Bank with respect to each credit subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail.

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10.12 Notices.

Unless otherwise provided in this Agreement or in another agreement between the Bank and the Borrower, all notices required under this Agreement shall be personally delivered or sent by first class mail, postage prepaid, or by overnight courier, to the addresses on the signature page of this Agreement, or sent by facsimile to the fax numbers listed on the signature page, or to such other addresses as the Bank and the Borrower may specify from time to time in writing. Notices and other communications shall be effective (i) if mailed, upon the earlier of receipt or five (5) days after deposit in the U.S. mail, first class, postage prepaid, (ii) if telecopied, when transmitted, or (iii) if hand-delivered, by courier or otherwise (including telegram, lettergram or mailgram), when delivered.

10.13 Headings.

Article and paragraph headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement.

10.14 Counterparts.

This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.

10.15 Borrower Information; Reporting to Credit Bureaus.

Borrower authorizes the Bank at any time to verify or check any information given by Borrower to the Bank, check Borrower's credit references, verify employment, and obtain credit reports. Borrower agrees that the Bank shall have the right at all times to disclose and report to credit reporting agencies and credit rating agencies such information pertaining to Borrower and/or all Guarantor as is consistent with the Bank's policies and practices from time to time in effect.

10.16 Electronic Records and Signatures.

This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a "Communication"), including Communications required to be in writing, may, if agreed by the Bank, be in the form of an Electronic Record and may be executed using Electronic Signatures, including, without limitation, facsimile and/or .pdf. The Borrower agrees that any Electronic Signature (including, without limitation, facsimile or .pdf) on or associated with any Communication shall be valid and binding on the Borrower to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered to the Bank. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Bank of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Bank may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record ("Electronic Copy"), which shall be deemed created in the ordinary course of the Bank's business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Bank is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Bank pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Bank has agreed to accept such

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Electronic Signature, the Bank shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the Borrower without further verification and (b) upon the request of the Bank any Electronic Signature shall be promptly followed by a manually executed, original counterpart. For purposes hereof, "Electronic Record" and "Electronic Signature" shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time,

10.17 Acknowledgement Regarding Any Supported QFCs.

To the extent that this Agreement and any document executed in connection with this Agreement (collectively, "Loan Documents") provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, "QFC Credit Support", and each such QFC, a "Supported QFC"), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the "U.S. Special Resolution Regimes") in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the Governing Law State and/or of the United States or any other state of the United States):

(a)

In the event a Covered Entity that is party to a Supported QFC (each, a "Covered Party")becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.

(b)	As used in this paragraph, the following terms have the following meanings:

"BHC Act Affiliate" of a party means an "affiliate" (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

"Covered Entity" means any of the following: (i) a "covered entity" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a "covered bank" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a "covered FSI" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

"Default Right" has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

"QFC" has the meaning assigned to the term "qualified financial contract" in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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"Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

10.18 Amendments.

This Agreement may be amended or modified only in writing signed by each party hereto.

10.19 Limitation of Interest and Other Charges.

Notwithstanding any other provision contained in the Notes or this Agreement, the Bank does not intend to charge and Borrower shall not be required to pay any amount of interest or other fees or charges that is in excess of the maximum permitted by applicable law. Any payment in excess of such maximum shall be refunded to the Borrower or credited against principal, at the option of the Bank. It is the express intent hereof that Borrower not pay and the Bank not receive, directly or indirectly, interest in excess of that which may be lawfully paid under applicable law including the usury laws in force in the state of Florida.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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This Agreement is executed as of the date stated at the top of the first page.

BANK OF AMERICA, N.A.		SOLITRON DEVICES, INC., a Delaware corporation

By	/s/ Anne H. Gottfried	By:	/s/ Mark Matson
	Anne H. Gottfried	Name:	Mark W. Matson
	Senior Vice President	Title:	Chief Executive Officer

Address where notices to the Bank are to be sent: Bank of America Document Retention - GFS Gateway Village 900 Bldg. NC1-0260606 900 W. Trade Street Charlotte, NC 28255		Address where notices to the Borrower are to be sent: Solitron Devices, Inc. 901 Sansburys Way West Palm Beach, FL 33411

Authorization to Debit Account.

The undersigned acknowledges the provisions of Paragraph 4.4 of this Agreement, and agrees that the account shown therein may be debited as set forth therein. The undersigned is the owner of the account.

Account Owner:

MICRO ENGINEERING, INC.,

a Florida corporation

/s/ Mark Matson
Name: Mark W. Matson
Title: Chief Executive Officer

Federal law requires Bank of America, N.A. (the "Bank") to provide the following notice. The notice is not part of the foregoing agreement or instrument and may not be altered. Please read the notice carefully.

USA PATRIOT ACT NOTICE

Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or obtains a loan. The Bank will ask for the Borrower's legal name, address, tax ID number or social security number and other identifying information. The Bank may also ask for additional information or documentation or take other actions reasonably necessary to verify the identity of the Borrower, guarantor or other related persons.

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SCHEDULE A

FEES

(a) Loan Fee

The Borrower shall pay, on or before the date hereof, a non-refundable loan fee in the amount of $7,000.00.

(b) Waiver Fee.

If the Bank, at its discretion, agrees to waive or amend any terms of this Agreement, the Borrower will, at the Bank's option, pay the Bank a fee for each waiver or amendment in an amount advised by the Bank at the time the Borrower requests the waiver or amendment. Nothing in this paragraph shall imply that the Bank is obligated to agree to any waiver or amendment requested by the Borrower. The Bank may impose additional requirements as a condition to any waiver or amendment.

(c) Late Fee.

To the extent permitted by law, the Borrower agrees to pay a late fee in an amount not to exceed four percent (4%) of any payment that is more than fifteen (15) days late. The imposition and payment of a late fee shall not constitute a waiver of the Bank's rights with respect to the default.

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